Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Post-Effective Amendment No. 1 on Form S-8 (No. 333-29407), the Registration Statement on Form S-3 (No. 333-45321), the Registration Statement on Form S-3 (No. 333-66779) and the Registration Statement on Form S-2 (No. 333-30130) of Accent Color Sciences, Inc. of our report dated March 27, 2001 appearing on page 14 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Hartford, Connecticut

March 27, 2001
--------------


                                       44